Exhibit 4.6

EXECUTION COPY

JOINDER AND ASSUMPTION AGREEMENT

This JOINDER AND ASSUMPTION AGREEMENT (this “Assumption Agreement”), is made and entered into as of February 13, 2008, among Goodman Global, Inc., a Delaware corporation (the “Company,” or in its capacity as the successor issuer of the Notes, the “Successor Issuer”), the guarantors listed on the signature pages hereto (the “Initial Guarantors”), GSO Domestic Capital Funding LLC (“GSO Domestic Capital”), GSO COF Facility LLC (“GSO COF”), GSO Origination Funding Partners LP (“GSO Origination Funding” and, together with GSO Domestic Capital and GSO COF, the “GSO Purchasers”), Farallon Funding, L.L.C. (“Farallon Funding”), AlpInvest Partners Mezzanine 2007 C.V. (“AlpInvest”), KKR Financial Holdings III, LLC (“KKR Financial”) and CMP II Initial Holdings, L.L.C. (“CMP II” and, together with the GSO Purchasers, Farallon Funding, AlpInvest and KKR Financial, the “Purchasers”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2007 (the “Merger Agreement”), among the Company, Chill Holdings, Inc., a Delaware corporation (“Holdings”), and Chill Acquisition, Inc., a Delaware corporation (“MergerCo”), MergerCo was merged with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”);

WHEREAS, pursuant to the terms hereof and as a result of the Merger, the Successor Issuer will succeed to the rights and obligations of MergerCo under (A) the Note Purchase Agreement, dated as of February 13, 2008 (the “Note Purchase Agreement”) and (B) the Exchange and Registration Rights Agreement, dated as of February 13, 2008 (the “Exchange and Registration Rights Agreement”), in each case among MergerCo and the Purchasers; and

WHEREAS, in accordance with the terms hereof, upon consummation of the Merger, each of the Initial Guarantors will be joined to the Exchange and Registration Rights Agreement as a Guarantor and will assume all the rights and obligations of a Guarantor thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Purchasers as follows:

(a) DEFINED TERMS. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in that certain Indenture, dated as of even date herewith, among MergerCo and Wells Fargo Bank, National Association, as Trustee (as amended, supplemented, restated or modified from time to time, the “Indenture”).

(b) ASSUMPTION. By executing and delivering this Assumption Agreement, upon consummation of the Merger, the Successor Issuer hereby assumes (the “Assumption”) all rights, title, interests, obligations and liabilities of all and whatever nature of MergerCo under the Note Purchase Agreement and the Exchange and Registration Rights Agreement (in furtherance of and in addition to, and not in lieu of, any assumption or deemed assumption by operation of law) from and after the date hereof with the same force and effect as if originally the Successor Issuer were a party thereunder. Without limiting the generality of the foregoing, the Successor Issuer hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in this Assumption Agreement, the Note Purchase Agreement and the Exchange and Registration Rights Agreement which are binding upon, and to be observed or performed by, MergerCo.

(c) JOINDER. By executing this Assumption Agreement, the Initial Guarantors agree (the “Joinder”) that by the execution and delivery hereof, each Initial Guarantor becomes a Guarantor under the Exchange and Registration Rights Agreement and agree to be bound by the terms thereof and subject to the obligations contained therein applicable to a Guarantor. Without limiting the generality of the foregoing, the Initial Guarantors hereby expressly agree to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in this Assumption Agreement and the Exchange and Registration Rights Agreement.

(d) AMENDMENT. The Note Purchase Agreement and the Exchange and Registration Rights Agreement are hereby deemed to be amended, modified and supplemented to the extent, but only to the extent, necessary to effect this Assumption Agreement. Except as expressly amended, modified and supplemented hereby, the provisions of the Note Purchase Agreement and the Exchange and Registration Rights Agreement are and shall remain in full force and effect and are hereby ratified in all respects.

(e) NEW YORK LAW TO GOVERN. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(f) COUNTERPARTS. This Assumption Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assumption Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(g) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the meaning or construction of any provision hereof.

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(h) SEVERABILITY. If any provision of this Assumption Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(i) ENTIRETY. This Assumption Agreement together with the Note Purchase Agreement and the Exchange and Registration Rights Agreement represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Note Purchase Agreement and the Exchange and Registration Rights Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Assumption Agreement to be duly executed and delivered as of the date first above written.

GOODMAN GLOBAL, INC.

By:
Name:
Title:

GOODMAN GLOBAL HOLDINGS, INC.

By:
Name:
Title:

QUIETFLEX HOLDING COMPANY

By:
Name:
Title:

GOODMAN CANADA, L.L.C.

By:
Name:
Title:

GOODMAN HOLDING COMPANY, L.L.C.

By:
Name:
Title:

GOODMAN II HOLDINGS COMPANY, L.L.C.

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

GOODMAN MANUFACTURING I LLC

By:
Name:
Title:

GOODMAN MANUFACTURING II LLC

By:
Name:
Title:

GOODMAN COMPANY, L.P.

By:	Goodman Holding Company, its General Partner

By:
Name:
Title:

GOODMAN DISTRIBUTION SOUTHEAST, INC.

By:
Name:
Title:

GOODMAN APPLIANCE HOLDING COMPANY

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

GOODMAN DISTRIBUTION, INC.

By:
Name:
Title:

GOODMAN HOLDING COMPANY

By:
Name:
Title:

GOODMAN MANUFACTURING COMPANY, L.P.

By:	Goodman Holding Company, its General Partner

By:
Name:
Title:

GOODMAN SALES COMPANY

By:
Name:
Title:

NITEK ACQUISITION COMPANY, L.P.

By:	Goodman Holding Company, its General Partner

By:
Name:
Title:

QUIETFLEX MANUFACTURING COMPANY, L.P.

By:	Quietflex Holding Company, its General Partner

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

GSO DOMESTIC CAPITAL FUNDING LLC

By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

GSO COF FACILITY LLC

By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

GSO ORIGINATION FUNDING PARTNERS LP

By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

FARALLON FUNDING, L.L.C.

By:	Farallon Capital Management, L.L.C., its Manager

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

ALPINVEST PARTNERS MEZZANINE 2007 C.V.

By:	AlpInvest Partners Mezzanine Investments 2007/2009 B.V., its General Partner
By:	AlpInvest Partners N.V., its Managing Director

By:
Name:
Title:

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

KKR FINANCIAL HOLDINGS III, LLC

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]

CMP II INITIAL HOLDINGS, L.L.C.

By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:
Name:
Title:

[JOINDER AND ASSUMPTION AGREEMENT]